SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 20


72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                           1,526
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class C                                                             826
         Class R                                                              22
         Institutional Class                                                  26


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                          0.4911
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class C                                                          0.4664
         Class R                                                          0.4663
         Institutional Class                                              0.5162

74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                           2,798
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class C                                                           1,638
         Class R                                                               2
         Institutional Class                                                   6


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                           $9.86
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class C                                                           $9.86
         Class R                                                           $9.86
         Institutional Class                                               $9.86